   As filed with the Securities and Exchange Commission on October __, 1998
                                                            REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                      FORM S-3
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    ------------

                                SYMIX SYSTEMS, INC.
               (Exact name of Registrant as specified in its charter)

                                    ------------

               Ohio                                        31-1083175
      (State or other jurisdiction                      (I.R.S. employer
     of incorporation or organization)               identification number)

  2800 CORPORATE EXCHANGE DRIVE, SUITE 400, COLUMBUS, OHIO 43231  (614) 523-7000
                (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                    ------------

                                             WITH A COPY TO:
          LAWRENCE W. DELEON                 IVERY D. FOREMAN
          CHIEF FINANCIAL OFFICER            VORYS, SATER, SEYMOUR AND PEASE LLP
          SYMIX SYSTEMS, INC.                52 EAST GAY STREET
          2800 CORPORATE EXCHANGE DRIVE      COLUMBUS, OHIO 43215
          SUITE 400                          (614) 464-6322
          COLUMBUS, OHIO 43231
          (614) 523-7379
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF  AMOUNT TO BE REGISTERED   PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF REGISTRATION
SECURITIES TO BE                                  OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE   FEE (2)
REGISTERED                                        (1)
-----------------------------------------------------------------------------------------------------------------------------
Common Shares,
no par value            30,000                    $17.44                    $523,200                   $154.34
-----------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Computed in accordance with rule 457(c) on the basis of the average of the high and low sales prices per share for the Common Shares on September 24, 1998 as reported on the NASDAQ National Market System.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SUBJECT TO COMPLETION, DATED OCTOBER __, 1998


                                SYMIX SYSTEMS, INC.
                           2800 CORPORATE EXCHANGE DRIVE
                                     SUITE 400
                                COLUMBUS, OHIO 43231

                                     PROSPECTUS
                                30,000 COMMON SHARES

                                    ------------

     All of the Common Shares, no par value , of Symix Systems, Inc. ("Symix" or the "Company") offered hereby are being sold by the Selling Shareholders.

     The Company's Common Shares are traded in the over-the-counter market and are quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System under the symbol "SYMX". The market price of the Common Shares varies from time to time. The last reported sale price of the Company's Common Shares as reported on the Nasdaq National Market System on August 24, 1998 was $23.75 per share.

                                    ------------

THESE  SECURITIES  HAVE  NOT BEEN  APPROVED  OR  DISAPPROVED BY  THE  SECURITIES
     AND  EXCHANGE  COMMISSION OR  ANY  STATE SECURITIES  COMMISSION  NOR HAS
      THE  SECURITIES  AND  EXCHANGE COMMISSION OR ANY  STATE SECURITIES COM-
          MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
             ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    ------------

     The Selling Shareholders may sell the shares being offered hereby in transactions on the NASDAQ National Market System, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. The Selling Shareholders may sell some or all of the shares in transactions involving broker-dealers, who may act either as agent or principal. The aggregate proceeds to the Selling Shareholders from the sale of the Common Shares will be the selling price of the Common Shares sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. The Company will pay substantially all of the expenses to be incurred, including those to be incurred by the Selling Shareholders, in connection with the Registration Statement of which this Prospectus is a part (other than such commissions and discounts), estimated to be $__________. See "Selling Shareholders" and "Plan of Distribution" herein for a description of indemnification arrangements between the Company and the Selling Shareholders. None of the proceeds from the sale of the Common Shares will be received by the Company.

     The Selling Shareholders and any agents, dealers or underwriters that participate with the Selling Shareholders in the distribution of the Common Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Shares purchased by them may be deemed underwriting commissions or discounts under the Securities Act.


                THE DATE OF THIS PROSPECTUS IS OCTOBER __, 1998.

                                AVAILABLE INFORMATION

     Symix is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site on the internet that contains reports, proxy information statements and other information regarding registrants that file electronically with the Commission. The Commission's web site address is: http://www.sec.gov. The Company's Common Shares are traded on the NASDAQ National Market System. Reports, proxy statements and other information concerning Symix may be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     Symix has filed with the Commission a registration statement on Form S-3 (together with all amendments, supplements and exhibits thereto referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Shares to be sold by the Selling Shareholders. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D. C. Statements contained in this Prospectus concerning provisions of any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of each document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                               SAFE HARBOR STATEMENT

     THE COMPANY WISHES TO TAKE ADVANTAGE OF THE SAFE HARBOR PROVISIONS INCLUDED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACCORDINGLY, IN ADDITION TO HISTORICAL INFORMATION, THIS PROSPECTUS AND THE INFORMATION INCORPORATED HEREIN BY REFERENCE CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE COMPANY'S FUTURE FINANCIAL PERFORMANCE AND FINANCIAL CONDITION. THESE STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY HEREIN OR IN ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE REFERRED TO IN THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED JUNE 30, 1998.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Symix are hereby incorporated by reference in and made a part of this Prospectus:

     (a) Symix's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

     All reports and other documents filed by Symix with the Commission (File No. 0-19024) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except information included in any such document in response to Item 402(i), 402(k) or 402(l) of Regulation S-K under the Securities Act) subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Shares hereby are incorporated herein by reference. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     SYMIX WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INFORMATION WHICH IS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO DOCUMENTS INCORPORATED HEREIN (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO SYMIX SYSTEMS, INC., 2800 CORPORATE EXCHANGE DRIVE, SUITE 400, COLUMBUS, OHIO 43231, ATTENTION: CHIEF FINANCIAL OFFICER, TELEPHONE (614) 523-7379.

                                    THE COMPANY

     Symix designs, develops, markets and supports a fully integrated manufacturing, planning and financial software solution that addresses the Enterprise Resource Planning ("ERP") requirements of mid-market, discrete manufacturers and individual manufacturing sites of larger manufacturers. Historically, manufacturers have implemented ERP systems to achieve improvements in manufacturing operations and related cost reductions. Mid-market manufacturers generally are constrained by limited financial and technological resources; nevertheless, they require ERP solutions that offer a high degree of flexibility and functionality and can integrate customers with business processes. Through its Customer Synchronized Resource Planning ("CSRP") approach, the Company delivers to mid-market manufacturers a cost-effective ERP solution that facilitates a shift in focus from manufacturing-centric planning to customer-centric planning.

     CSRP incorporates and extends traditional ERP functionality to integrate customer requirements into manufacturers' core business processes. The Company's primary ERP product, SyteLine, improves manufacturers' performance with respect to customer service, planning and materials management, production management and enterprise administration. SyteLine operates across a wide range of hardware platforms using the Windows NT and UNIX operating systems. In addition, Symix offers complementary software capabilities including: configuration, which integrates the customer with the order process to increase the quality of complex product orders; field service, which improves the quality and efficient delivery of field service and support; advanced planning and scheduling, which allows manufacturers to optimize scheduling of production operations to improve customer satisfaction and on-time delivery while reducing the communication between businesses and their customers and suppliers; on-line analytical processing, which aids in decision-making by providing comprehensive analysis of operational data stored by SyteLine; and enterprise process documentation, which speeds the implementation of ERP systems and facilitates the execution of ISO 9000 quality initiatives. The Company's CSRP approach provides highly integrated, client-focused, software solutions that address the critical business needs of mid-market manufacturers.

     Symix offers a wide range of services, including project management, implementation, product education, technical consulting, programming services, system integration and maintenance and support. Symix works with consulting firms and third party vendors to deliver integrated CSRP solutions. The Company has focused its products and services on the following vertical markets: industrial equipment, fabricated metals, electronic equipment, furniture/fixtures and packaging and containers.

     In July, 1998 the Company announced that it intends to expand its ERP products by delivering a new product suite developed specifically for consumer products and consumer electronics manufacturers. The new product suite is scheduled for release in early 1999.

     The Company was incorporated under the laws of the State of Ohio in 1984. The Company's principal executive offices are located at 2800 Corporate Exchange Drive, Columbus, Ohio 43231, and its telephone number is (614) 523-7000.

                                  USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Shares. The Common Shares are being offered by the Selling Shareholders. See "Selling Shareholders".

                                SELLING SHAREHOLDERS

     All of the Common Shares being offered hereby are being sold by two individuals, Richard Smart and Philip Smart (herein referred to collectively as the "Selling Shareholders" and individually as a "Selling Shareholder"). The following table shows certain information regarding the beneficial ownership of Common Shares by each of the Selling Shareholders as of the date of this Prospectus.

                                       SHARES BENEFICIALLY OWNED     SHARES BENEFICIALLY OWNED
                                         PRIOR TO THE OFFERING             AFTER OFFERING
                                       -------------------------     -------------------------
        BENEFICIAL OWNER                 NUMBER        PERCENT         NUMBER        PERCENT
        ----------------                 ------        -------         ------        -------
Philip Smart . . . . . . . . . . . . . . 62,500(1)        1%           47,500(1)       (2)
3430 South Service Road
Burlington, Ontario  L7N 3T9
Canada

Richard Smart. . . . . . . . . . . . . . 62,500(1)        1%           47,500(1)       (2)
3430 South Service Road
Burlington, Ontario  L7N  3T9
Canada

-------------------------------

(1) Includes 47,500 shares which are subject to issuance upon conversion of 47,500 Class A Preference Shares of Symix Systems (Ontario) Inc., a subsidiary of Symix. The Class A Preference Shares may be converted to Symix common shares at any time prior to December 31, 2006 by the holder of the Class A Preference Shares.

(2)  Less than 1%.

     Pursuant to a Share Purchase Agreement dated December 31, 1996 (the "Purchase Agreement"), Symix Systems (Ontario) Inc., a subsidiary of the Company ("Symix Ontario"), acquired all of the issued and outstanding shares of Visual Applications Software, Inc. ("VAS") from the Selling Shareholders in exchange for 250,000 Class A Preference Shares of Symix Ontario (the "Class A Shares"), 500,000 Class B Preference Shares of the Symix Ontario (the "Class B Shares") and $1,000,000 (Canadian) in cash. Pursuant to the terms of the Purchase Agreement, the Class B Shares were redeemed by the Selling Shareholders in January, 1998 for a price of $1.00 (Canadian) per share.

     In connection with the acquisition, the Company entered into a Share Exchange Agreement with the Selling Shareholders dated January 9, 1997 (the "Exchange Agreement"). Under the terms of the Exchange Agreement, the Company agreed to exchange Symix common shares (the "Exchange Shares") for the Class A Shares (in blocks of not fewer than 50,000 Class A Shares) on a one-for-one basis and, at the Company's expense, from time to time until December 31, 2006, to register the Exchange Shares with the Commission upon receipt of written demand for such registration from one or both of the Selling Shareholders. The Selling Shareholders agreed to sell or transfer the Exchange Shares only pursuant to a registration statement covering such shares which is effective with the Commission or an opinion of counsel acceptable to Symix.

     In September, 1998, the Company agreed to a one time waiver of the requirement that the Class A Shares be submitted for exchange in minimum blocks of 50,000 Class A Shares and the Selling Shareholders notified Symix that they each were exercising their exchange privilege under the Exchange Agreement with respect to 15,000 Class A Shares. The Selling Shareholders also submitted a demand for registration of the 30,000 Common Shares issued to them as a result of such exercise pursuant to the Exchange Agreement.

     In connection with the acquisition of VAS, the Company, VAS and Symix Systems Ontario entered into a separate Employment Agreement dated January 9, 1997 with each of the Selling Shareholders. In addition, the Selling Shareholders, Symix, Symix Ontario and Symix Computer Systems, Inc., a wholly-owned subsidiary of the Company ("SCSI"), entered into an Unanimous Shareholder Agreement dated January 9, 1997 (the "Shareholder Agreement") pursuant to which Symix Ontario agreed to pay a corresponding cash dividend to the holders of the Class A Shares in the event that Symix pays a cash dividend to its shareholders. The Shareholder Agreement also imposes certain restrictions on the sale or transfer of the Class A Shares and the Class B Shares by the Selling Shareholders.

     Until the acquisition of VAS by Symix Ontario in January, 1997, Philip Smart served as President and a Director, and Richard Smart served as Secretary/Treasurer and a Director, of VAS.

                                PLAN OF DISTRIBUTION

     The Common Shares being offered hereby will be sold by the Selling Shareholders for their own accounts. The Company will not receive any of the proceeds from the sale of such shares. The Selling Shareholders have agreed to indemnify the Company and its officers and directors against any losses, claims or damages arising out of any untrue or alleged untrue statement of a material fact contained in this Prospectus or omission or alleged omission to state a material fact required to be contained herein, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in this Prospectus in reliance upon information furnished to the Company by one or more of the Selling Shareholders, or the failure of the Selling Shareholders to satisfy the prospectus delivery requirement under the Securities Act.

     The Selling Shareholders may sell the Common Shares being offered hereby from time to time in the over-the-counter market on the NASDAQ National Market system, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated or fixed prices. The Selling Shareholders may sell some or all of the shares in transactions involving broker-dealers who may act either as agent or principal, and who may receive compensation in the form of discounts, commissions or concessions from one or both of the Selling Shareholders or the purchaser of the shares for whom such broker-dealers act as agent or to whom they sell as principal, or both.

     The Selling Shareholders and any underwriters, dealers or agents that participate in the distribution of the Common Shares offered hereby may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the Common Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be "underwriting discounts and commissions" under the Securities Act.

     The Selling Shareholders have advised the Company that no agreement exists with any broker-dealer with respect to the sale of the Common Shares offered hereby. At the time a particular offer of the Common Shares is made and upon receipt of notice of the same by the Company from the Selling Shareholders, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424
(c) under the Securities Act, which will set forth the aggregate number of Common Shares being offered and the material terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price to be paid by any underwriter or dealer for the Common Shares purchased from the Selling Shareholders, any discounts, commissions or concessions allowed or reallowed or paid to dealers, the proposed selling price to the public and other facts material to the transaction.

                            DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 21,000,000 shares, of which 20,000,000 shares are Common Shares, each without par value, and 1,000,000 shares are preferred shares, each without par value. At September 28, 1998, there were 6,507,554 Symix Common Shares outstanding. No preferred shares are currently outstanding. The outstanding Common Shares are, and the shares to be outstanding upon completion of this offering will be, fully paid and nonassessable.

     The following summary description does not purport to be complete and is qualified in its entirety by reference to the Company's Amended Articles of Incorporation, as amended (the "Articles") and Amended Regulations (the "Regulations"), which are incorporated herein by reference.

COMMON SHARES

     Each holders of Common Shares is entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Holders of Common Shares have no cumulative voting rights, which means that the holders of shares entitled to exercise more than fifty percent (50%) of the voting power are able to elect all of the directors.

     Holders of Common Shares on the applicable record date are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor on a pro rata basis, subject to the rights of holders of any preferred shares that may be issued, as described below, and to any contractual restrictions on the payment of dividends. The Company currently intends to continue to retain earnings for use in its business and to pay no cash dividends in the foreseeable future.

     Under Ohio law and the Articles, the affirmative vote of the holders of shares entitled to exercise at least two-thirds (2/3) of the voting power of the Company is necessary for certain corporate actions, including merger or consolidation with another corporation, combination or majority share acquisition, sale or other disposition of all or substantially all of the Company's property and assets, voluntary dissolution of the Company or amendment of the Articles.

     Upon dissolution, liquidation or sale of all or substantially all the assets of the Company, after payment in full of all amounts required to be paid to creditors and to holders of outstanding preferred shares, if any, the holders of Common Shares will be entitled to receive pro rata the remaining assets of the Company available for distribution.

     The holders of Common Shares do not have preemptive, subscription, redemption or conversion rights and are not subject to further calls on assessments by the Company.

PREFERRED SHARES

     The Articles authorize the Company's Board of Directors to issue preferred shares from time to time in one or more series. The Articles limit the voting rights of a holder of preferred shares to one vote for each preferred share held on each matter submitted to a vote of holders of preferred shares. The Board of Directors is authorized to fix and determine the relative rights and preferences of the shares of any series so established with respect to dividend or distribution rights and the dates from which they are cumulative, liquidation price, redemption rights and price, sinking fund requirements, conversion rights and restrictions on the issuance of shares of any class or series.

     The Board of Directors, without shareholder approval, could issue preferred shares with voting and conversion rights which could adversely affect the voting power of the holders of Common Shares. The Company has no present plans to issue any preferred shares.

PROTECTION AGAINST NON-NEGOTIATED TAKEOVERS

     Section 1701.831 of the Ohio General Corporation Law ("OGCL") generally provides that certain "control share acquisitions" of shares of an "issuing public corporation" may be made only with the prior authorization of the shareholders of the corporation, unless the articles or code of regulations of the corporation otherwise provide. The Articles provide that Section 1701.831 of the OGCL does not apply to control share acquisitions of the Company. In addition, Chapter 1704 of the OGCL generally prohibits a wide range of business combinations and transactions between or involving an issuing public corporation that is a reporting company under the Securities Exchange Act of 1934, as amended, and a person who, alone or with others, beneficially owns ten percent or more of the voting power of the corporation. A corporation may provide in its articles of incorporation that Chapter 1704 does not apply to the corporation, and the Articles so provide.

TRANSFER AGENT

     The transfer agent for the Common Shares is Fifth Third Bank, N.A., Cincinnati, Ohio.

                          SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial numbers of Common Shares, or the prospect of such sales, could adversely affect the market price of the Common Shares and the Company's ability to raise needed capital in the capital markets at the time and price favorable to the Company. Upon completion of the offering contemplated by this Prospectus, and based upon the number of shares outstanding as of September 28, 1998, the Company will have approximately 6,537,504 Common Shares outstanding, all of which will be eligible for sale in the public market following the offering, except for Common Shares held or subsequently purchased by affiliates of the Company, which are eligible for resale subject to Rule 144 promulgated under the Securities Act of 1933, as Amended (the "Securities Act"), and Common Shares issued by the Company in connection with the acquisition in November, 1997 of Pritsker Corporation ("Pritsker") to affiliates of Pritsker, which are eligible for resale subject to the limitations of Rule 145 promulgated under the Securities Act.

     In addition, approximately 95,000 Common Shares are issuable upon conversion of outstanding Class A Shares held by the Selling Shareholders. These Common Shares will be eligible for resale under Rule 144. The Selling Shareholders also have the right to require the Company to file a registration statement at any time for the resale of such Common Shares.


                                   LEGAL MATTERS

     Certain legal matters relating to the sale of the Common Shares being offered hereby will be passed upon for the Company by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio, counsel to the Company. As of September 28, 1998, the partners of and attorneys employed by Vorys, Sater, Seymour and Pease, together with members of such partners' and attorneys' immediate families, owned in the aggregate approximately 127,082 Common Shares.

                                      EXPERTS

     The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended June 30, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                                 --------------------


                                  TABLE OF CONTENTS

                                                                      Page
                                                                      ----
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain Documents
     by Reference. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . 5
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . 6
Description of Capital Stock . . . . . . . . . . . . . . . . . . . . . 7
Shares Eligible for Future Sale. . . . . . . . . . . . . . . . . . . . 9
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                30,000 COMMON SHARES


                                SYMIX SYSTEMS, INC.




                                       _______

                                     PROSPECTUS

                                   _______, 1998
                                       _______


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated (except for Commission registration fee and National Association of Securities Dealers, Inc. filing fee) fees and expenses payable by Symix in connection with the distribution of the Common Shares.


     Securities and Exchange Commission registration fee . . . . $154.34
     Legal fees and expenses . . . . . . . . . . . . . . . . . . $
     Accountants' fees and expenses. . . . . . . . . . . . . . . $
     Miscellaneous expenses. . . . . . . . . . . . . . . . . . . $
                                                                  -------
        Total                                                    $
                                                                  -------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

          (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

               (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

               (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

               (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

               (b)       If the quorum described in division (E)(4)(a) of this
               section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

               (c)       By the shareholders;

               (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

          Any determination made by the disinterested directors under division
     (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division
          (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding

                (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance maybe purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Article Five of the Company's Amended Regulations governs indemnification and provides further as follows:

          SECTION 5.01. MANDATORY INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe this conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

          SECTION 5.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

          (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper and

          (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

          SECTION 5.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

          SECTION 5.04 DETERMINATION REQUIRED. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

          SECTION 5.05. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

          (A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

          (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

          SECTION 5.06. ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          SECTION 5.07. INSURANCE. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit) , partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five.
     Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          SECTION 5.08. CERTAIN DEFINITIONS. For purposes of this Article Five, and as examples and not by way of limitation:

          (A) A person claiming indemnification under this Article 5 shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

          (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.

          SECTION 5.09. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Franklin County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.

     In addition, the Company has purchased directors' and officers' liability insurance coverage under policies which insure its directors and officers with respect to certain liabilities.

ITEM 16.  EXHIBITS

               5.1 Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the Common Shares being offered.

               23.1      Consent of Ernst & Young LLP

               23.3      Consent of Vorys, Sater, Seymour and Pease LLP
                         (included in Exhibit 5.1).

               24.1      Powers of Attorney


ITEM 17.  UNDERTAKINGS

1.   The undersigned Registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof;

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 29th day of September, 1998.

                                        SYMIX SYSTEMS, INC.

                                        By /s/ Lawrence W. DeLeon
                                          -------------------------------
                                             LAWRENCE W. DELEON
                                           VICE PRESIDENT, CHIEF FINANCIAL
                                             OFFICER AND SECRETARY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                        Title                            Date
   ---------                        -----                            ----
   LAWRENCE J. FOX*         Chairman of the Board of             September 29, 1998
-----------------------     Directors, Chief Executive Officer
   LAWRENCE J. FOX          (Principal Executive Officer)


   STEPHEN A. SASSER*       President, Chief Operating           September 29, 1998
-----------------------     Officer and Director
   STEPHEN A. SASSER

/s/ Lawrence W. DeLeon
-----------------------     Vice President,                      September 29, 1998
   LAWRENCE W. DELEON       Chief Financial Officer
                            and Secretary (Principal
                            Financial and
                            Accounting Officer)

   LARRY L. LIEBERT*        Director                             September 29, 1998
-----------------------
   LARRY L. LIEBERT

   DUKE W. THOMAS*          Director                             September 29, 1998
-----------------------
   DUKE W. THOMAS

   JOHN T. TAIT*            Director                             September 29, 1998
-----------------------
   JOHN T. TAIT

   JAMES A. RUTHERFORD*     Director                             September 29, 1998
-----------------------
   JAMES A. RUTHERFORD

*By /s/ Lawrence W. DeLeon
   -----------------------
     LAWRENCE W. DELEON
     (ATTORNEY-IN-FACT)

                                 INDEX OF EXHIBITS

                                                                      PAGE
5.1 Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the Common Shares being offered
          [To be filed by amendment]

23.1      Consent of Ernst & Young LLP

23.3 Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).

24.1      Powers of Attorney
